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                                                                    EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            Statement of Eligibility
                      Under the Trust Indenture Act of 1939
                  of a Corporation Designated to Act as Trustee

                Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ______

                          HARRIS TRUST AND SAVINGS BANK
                                (Name of Trustee)

       Illinois                                        36-1194448
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                 111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

                Judith Bartolini, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                    312-461-2527 phone 312-461-3525 facsimile
           (Name, address and telephone number for agent for service)

                              ARGO-TECH CORPORATION
                                (Name of obligor)

     Delaware                                            06-1100916
(State of Incorporation)                   (I.R.S. Employer Identification No.)



                               23555 Euclid Avenue
                              Cleveland Ohio 44117
                    (Address of principal executive offices)


                    8 5/8% Senior Subordinated Notes due 2007
                         (Title of indenture securities)


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1.   GENERAL INFORMATION. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois,
          Springfield, Illinois; Chicago Clearing House Association, 164 West
          Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance
          Corporation, Washington, D.C.; The Board of Governors of the Federal
          Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

                  NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris
          Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company,
          File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation,
          File No. 333-20711, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of October, 1997.

HARRIS TRUST AND SAVINGS BANK

By: /s/ J. Bartolini
   --------------------
         J. Bartolini
         Vice President



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EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK

By: /s/ J. Bartolini
   ---------------------
         J. Bartolini
         Vice President

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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris
Trust and Savings Bank as of June 30, 1997, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                               [LOGO HARRIS BANK]

                          Harris Trust and Savings Bank

                             111 West Monroe Street

                             Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1997, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System.
Published in accordance with a call made by the Commissioner of Banks and Trust
Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288
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

                                                                                   THOUSANDS
                                             ASSETS                                OF DOLLARS

Cash and balances due from depository institutions:
    Non-interest bearing balances and currency and coin ...........                $ 1,707,824
    Interest bearing balances .....................................                $   628,916

Securities: .......................................................
a.  Held-to-maturity securities                                                    $         0
b.  Available-for-sale securities                                                  $ 3,766,727
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
     Federal funds sold ...........................................                $   275,425
     Securities purchased under agreements to resell ..............                $         0

Loans and lease financing receivables:
     Loans and leases, net of unearned income ..................... $ 8,346,198
     LESS:  Allowance for loan and lease losses ................... $   110,230
                                                                    ___________
     Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b) ...........................                $ 8,235,968
Assets held in trading accounts ...................................                $   164,281
Premises and fixed assets (including capitalized leases) ..........                $   199,292
Other real estate owned ...........................................                $       524
Investments in unconsolidated subsidiaries and associated companies                $        69
Customer's liability to this bank on acceptances outstanding ......                $    46,107
Intangible assets .................................................                $   287,575
Other assets ......................................................                $   670,230
                                                                                   ___________

TOTAL ASSETS ......................................................                $15,982,938
                                                                                   ___________
                                                                                   ___________


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